UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2012

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Manitex International, Inc. (the”Company”) has disclosed in its previous filings with the Security and Exchange Commission that its insurance carriers had denied coverage for two product liability suits. The insurance companies subsequently filed a Declaratory Judgment action in a U.S. District Court, seeking a determination that there was no duty on the part of the liability insurance carriers to defend the Company. The Company indicated in its earlier filings that Company believed that the insurance companies’ basis of denial of coverage was improper.

On November 16, 2010 the United States District Court for the Western District of Texas, Austin Division, (the “District Court”) granted the Company’s motion for Summary Judgment finding that the insurers did have a duty to defend the two product liability claims. The insurance companies were granted leave to appeal the decision to the Fifth Circuit Court of Appeals.

The Company has also disclosed in previous filing with the Security and Exchange Commission that on May 5, 2011, that the Company had entered into two (2) separate Settlement Agreements with the two (2) Plaintiffs in the underlying product liability lawsuits. Pursuant to these agreements, if the Court’s decision in the Declaratory Judgment action were to be affirmed, the Plaintiffs will have the opportunity to pursue their recovery solely and exclusively against either or both of the liability insurance carriers and the Company itself shall have no liability to the Plaintiffs. If, however, in the Declaratory Judgment action, it is ultimately determined that there was no duty on the part of the liability insurance carriers to defend the Company the Company will be liable to the Plaintiffs in the total amount of $1.9 million, payable in equal annual installments over a period of twenty (20) years without interest, beginning at the conclusion of the Declaratory Judgment action.

On February 21, 2012, the Company was informed that the Fifth Circuit Court of Appeals reversed the District Court’s decision and determined that the insurance companies did not have an obligation to defend these two product liability suits. The Company plans to file a Petition for Panel Rehearing pursuant to Rule 40 of the Federal Rules of Appellate Procedure to the Fifth Circuit Court of Appeals. If this petition is denied, or the Court determines that its decision was correct, The Company will become liable to the Plaintiffs for the annual payments described above.

As a result of the recent Fifth Circuit appeals court ruling, and since the Company has not yet released its financial results for the year ended December 31, 2011, the Company has concluded that it should now recognize the liability under the May 5th settlement agreements and record an exceptional charge to income for this liability in 2011. In accordance with current accounting guidance, the liability is recorded at the present value of future payments discounted at a market rate of return. The Company is currently in the process of determining the appropriate amount of the charge. However, the Company estimates that the after tax impact on 2011 earnings is expected to be between $0.7 million and $0.8 million which is the after tax impact of an estimated before tax charge of between $1.1 million and $1.2 million.

Also, attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release dated February 27, 2012.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
Name:	David H. Gransee
Title:	Vice President and Chief Financial Officer

Date: February 27, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release date February 27, 2012